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                                                                Exhibit 23.3


                        [DELOITTE & TOUCHE LETTERHEAD]



INDEPENDENT AUDITORS' REPORT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-67185 of DIMAC Corporation of our report dated February 21, 1997, on the financial statements of AmeriComm Direct Marketing, Inc. as of December 31, 1995 and 1996, and for the years then ended appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Louisville, Kentucky

August 12, 1999